UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AutoNavi Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

18/F, Daheng Scitech Mansion, South Section

No.3 Suzhou Street, Haidian District

Beijing 100080

The People’s Republic of China

(86-10) 5985-9900

(Address of principal executive offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American depositary shares, each representing four ordinary shares	The NASDAQ Stock Market LLC

Ordinary shares, par value US$0.0001 per share *	The NASDAQ Stock Market LLC*

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-167402 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

*	Application to be made not for trading, but only in connection with the registration of American depositary shares.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the securities being registered is set forth under “Description of Share Capital” and “Description of American Depositary Shares” in the Registrant’s registration statement on Form F-1 (File No. 333-167402), originally filed with the Securities and Exchange Commission on June 9, 2010, as amended by any amendments to such registration statement, and by any form of prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, which description is incorporated herein by reference. Copies of such description will be filed with The NASDAQ Stock Market LLC.

Item 2.	Exhibits.

No exhibits are required to be filed, as the securities being registered hereby (i) are to be registered on an exchange on which no other securities of the Registrant are registered and (ii) are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AutoNavi Holdings Limited

By:	/S/ JUN HOU
Name:	Jun Hou
Title:	Chairman of the Board of Directors

Dated: June 16, 2010

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